POWER OF ATTORNEY


     The undersigned, a member of the Boards of Directors/Trustees of the Delaware Group Funds listed on Exhibit A to this Power of Attorney, hereby constitutes and appoints on behalf of each of the Funds listed on Exhibit A, Wayne A. Stork, Jeffrey J. Nick and Walter P. Babich and any one of them acting singly, his true and lawful attorneys-in-fact, in his name, place, and stead, to execute and cause to be filed with the Securities and Exchange Commission and other federal or state government agency or body, such registration statements, and any and all amendments thereto as either of such designees may deem to be appropriate under the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and all other applicable federal and state securities laws.

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of this 16th day of April, 1998.


/s/ John H. Durham
------------------
John H. Durham


                            POWER OF ATTORNEY

                                EXHIBIT A
                           DELAWARE GROUP FUNDS


DELAWARE GROUP EQUITY FUNDS I, INC.
DELAWARE GROUP EQUITY FUNDS II, INC.
DELAWARE GROUP EQUITY FUNDS III, INC.
DELAWARE GROUP EQUITY FUNDS IV, INC.
DELAWARE GROUP EQUITY FUNDS V, INC.
DELAWARE GROUP INCOME FUNDS, INC.
DELAWARE GROUP GOVERNMENT FUND, INC.
DELAWARE GROUP CASH RESERVE, INC.
DELAWARE GROUP LIMITED-TERM GOVERNMENT FUNDS, INC.
DELAWARE GROUP TAX-FREE FUND, INC.
DELAWARE GROUP TAX-FREE MONEY FUND, INC.
DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS, INC.
DELAWARE GROUP ADVISER FUNDS, INC.
DELAWARE POOLED TRUST, INC.
DELAWARE GROUP PREMIUM FUND, INC.
DELAWARE GROUP STATE TAX-FREE INCOME TRUST
DELAWARE GROUP DIVIDEND AND INCOME FUND, INC.
DELAWARE GROUP GLOBAL DIVIDEND AND INCOME FUND, INC.
DELAWARE GROUP FOUNDATION FUNDS